UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive

Highland Heights, Kentucky 41076-9753

(Address of principal executive offices, including zip code)

(859) 572-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on December 3, 2017, General Cable Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), and Alisea Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company, except for certain excluded shares, will automatically be cancelled and converted into the right to receive $30.00 in cash, without interest. The Company currently expects the closing of the Merger to occur, subject to regulatory approvals and other customary closing conditions, at least 15 days after the date of the Fundamental Change Conversion Notice (as described below) and as early as the last week of May or during the month of June 2018.

On May 14, 2018, in connection with the Merger and pursuant to the Indenture, dated as of December 18, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”) relating to the Company’s Subordinated Convertible Notes due 2029 (the “Notes”), the Company delivered to the Trustee and the holders of the Notes a Fundamental Change Conversion Notice (as defined in the Indenture). A copy of the Fundamental Change Conversion Notice is attached hereto as Exhibit 99.1.

The foregoing descriptions of the Merger Agreement and the Merger do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2017, and which is incorporated herein by reference. The foregoing description of the Fundamental Change Conversion Notice does not purport to be complete and is qualified in its entirety by reference to the Fundamental Change Conversion Notice, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the expected timing of the completion of the Merger, future plans and objectives, the Merger Agreement and management’s beliefs, expectations or opinions, are forward-looking statements, and as such, the Company desires to take advantage of the “safe harbor” which is afforded such statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Forward-looking statements can generally be identified as statements containing the words “believe,” “expect,” “may,” “could,” “anticipate,” “intend,” “should,” “estimate,” “project,” “will,” “plan,” “assume,” “seek to” or other similar expressions, or the negative of these expressions, although not all forward-looking statements contain these identifying words. In addition, actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which the Company has no control.

These factors, risks and uncertainties include, but are not limited to, uncertainties as to the timing of the contemplated Merger, the possibility that the closing conditions to the contemplated Merger may not be satisfied or waived, the effects of disruption caused by the announcement of the contemplated Merger, the risk of stockholder litigation in connection with the contemplated Merger, and other factors discussed from time to time in the Company’s reports filed with the SEC, including the factors discussed in Item 1A of the Company’s 2017 Annual Report on Form 10-K as filed with the SEC on February 28, 2018 and subsequent SEC filings, which are available at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Fundamental Change Conversion Notice, dated as of May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

May 14, 2018	By:	/s/ Emerson C. Moser
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary